Exhibit 21


                         SUBSIDIARIES OF COMPUMED, INC.
                         ------------------------------



                                                             Percentage
    Name                          State of Incorporation        Owned
    ----                          ----------------------     ----------


    Irsco Development Company, Inc.      California              100%

    CompuMed Systems                     California              100%